Exhibit (23)-1

                        CONSENT OF ERNST & YOUNG LLP,
                             INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 33- ) and related Prospectus of HEALTHSOUTH Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 24, 1995, with respect to the consolidated financial statements and schedule of HEALTHSOUTH Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

   Further, we consent to the incorporation by reference therein of our report dated February 17, 1995 with respect to the consolidated financial statements of ReLife, Inc. included in its Current Report on Form 8-K dated March 7, 1995, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP
Birmingham, Alabama
March 6, 1995
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